U.S. SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549




                                  FORM 8-K




                                Current Report
                     Pursuant to Section 13 or 15 (d) of
                   The Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 22, 1999


                             ANTENNA PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware
(State of other jurisdiction of incorporation)


                     0-12866                       75-1907070
             (Commission File Number)   (IRS Employer Identification No.)


                             1209 Orange Street
                        Wilmington, Delaware 19801
             (Address of Principal Executive Officers)  (Zip Code)



    Registrant's telephone number, including area code:  (302) 658-7581



Item 4.		Changes in Registrant's Certifying Accountant

	On April 22, 1999, the Board of Directors of Antenna
Products, Inc. (the "Company") adopted a resolution appointing Weaver & Tidwell, L.L.P., 307 West Seventh,
Suite 1500 Fort Worth, Texas 76102 as the Company's principal accounting firm to audit the Company's financial statements.

	Effective as of such date, the Company's former independent accountant, Jackson & Rhodes, P.C. was dismissed as the Company's principal accountant. The reports of Jackson & Rhodes, P.C. on the financial statements of the Company for the fiscal years ended May
31, 1998 and 1997 do not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

	The decision to change accountants was approved by the Board of Directors of the Company.

	During the fiscal years of the Company beginning June 1, 1997 through close of business on April 22, 1999, there were no disagreements between the Company and Jackson & Rhodes, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Jackson & Rhodes, P.C., would have caused Jackson & Rhodes, P.C. to make a reference to the subject matter of the disagreement(s) in connection with its report.

                           EXHIBITS

(16) Letter from Jackson & Rhodes, P.C. dated April 27, 1999.


                           SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            						Antenna Products, Inc.




Date: April 28, 1999						    s/o/f:	Clark D. Wraight, Vice President
                                     and Chief Financial Officer


                                EXHIBIT 16



April 27, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April
22, 1999 of Antenna Products, Inc. filed with the
Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


S/o/F:  Jackson & Rhodes, P.C.